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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  March 6, 2003
                                 Date of Report
                        (Date of earliest event reported)

                          SORRENTO NETWORKS CORPORATION
               (Exact name of Registrant as specified in charter)

                                   NEW JERSEY
                 (State or other jurisdiction of incorporation)

         0-15810                                     22-2367234
(Commission File No.)                     (IRS Employer Identification Number)

                               9990 Mesa Rim Road
                           San Diego, California 92121
                     (Address of Principal Executive Office)

                                 (858) 558-3960
              (Registrant's telephone number, including area code)









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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

Exchange Agreement and Associated Documents


         We and our wholly-owned subsidiary Sorrento Networks, Inc. entered into an Exchange Agreement, dated March 6, 2003, with the holders of our 9.75% Senior Convertible Debentures (the "Debentures") and the Series A Convertible Preferred Stock (the "Preferred Stock") of Sorrento Networks, Inc. The Exchange Agreement and associated documents contemplate an exchange (the "Exchange") of the Debentures and the Preferred Stock at a closing into shares of common stock and $12.5 million of our new 7.5% secured convertible debentures (the
"New Debentures"). Certain holders of the Preferred Stock would also receive additional New Debentures of approximately $600,000 to pay certain legal fees.

         The shares of common stock and the New Debentures to be issued in the Exchange will represent, in the aggregate, approximately 87.5% of our common stock on a diluted basis. This percentage takes into account the total number of existing shares outstanding, the shares to be issued to the holders of the Debentures and the Preferred Stock at the closing, the shares issuable upon conversion of $12.5 million of New Debentures, and the shares issuable upon conversion of warrants to be issued to existing shareholders. This percentage does not take into account new employee stock options, shares issuable upon conversion of approximately $600,000 in New Debentures to be issued to certain holders of the Preferred Stock to pay certain legal fees, and certain other issuances. The exact number of shares of common stock that will be issued to the holders of the Debentures and the Preferred Stock upon consummation of the Exchange will depend on the conversion price of the New Debentures, which will not be known until shortly before closing. The New Debentures that will be issued in the Exchange (not including the New Debentures to be issued in satisfaction of legal fees) will be convertible into not less than 8.75%, or more than 26.25%, of our shares of common stock, calculated on the same diluted basis.

         The Exchange Agreement contemplates that our existing shareholders will retain 7.5% of our common stock on the same diluted basis, and will receive non-transferable warrants to purchase approximately 5% of our common stock, exercisable beginning one year after the closing at a 10% premium over an average closing price of our stock prior to the closing of the Exchange. Exercise of the warrants will also be subject to the effectiveness of a registration statement with respect to the common shares to be issued upon exercise of the warrants.


         Consummation of the Exchange is contingent upon satisfaction of the terms and conditions described in the Exchange Agreement, including the receipt of shareholder approval of the Exchange at the upcoming special meeting of our shareholders and effectiveness of a registration statement covering the resale of shares to be issued and potentially issuable in the Exchange.


         The foregoing description of the Exchange is qualified in its entirety by reference to the Exchange Agreement, a copy of which, including as exhibits thereto, the form of 7.5% Senior Convertible Debenture, the form of Warrant, form of Anti-Dilution Protection, and the Form of Registration Rights Agreement, is attached hereto as Exhibit 10.1, and is incorporated herein in its entirety by reference.






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Press Release

         On March 7, 2003, we issued a press release which announced the execution of the Exchange Agreement and that we have filed a preliminary proxy statement (the "Proxy Statement") with the Securities and Exchange Commission with regard to our upcoming special meeting of shareholders seeking shareholder approval of the Exchange, our reincorporation in the State of Delaware, and a new employee equity incentive plan.


         A copy of the press release announcing the execution of the Exchange Agreement and the filing of the Proxy Statement is attached hereto as Exhibit 99.1.

         This report contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and description of such risks and uncertainties, see the reports filed by Sorrento Networks Corporation with the Securities and Exchange Commission.






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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Not applicable
     (b) Not applicable
     (c) Exhibits          Description

         10.1 Exchange Agreement dated March 6, 2003, including, as exhibits thereto, the form of 7.5% Senior Convertible Debenture due August 2, 2007, the form of Warrant, the form of Anti-Dilution Protection, and the form of Registration Rights Agreement, incorporated by reference to Appendix A of the Proxy Statement filed with the Securities and Exchange Commission on March 6, 2003.

         99.1              Press Release dated March 7, 2003.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SORRENTO NETWORKS CORPORATION


DATE: March 12, 2003                By: /s/ Joe R. Armstrong
                                       -----------------------------------------
                                       Joe R. Armstrong, Chief Financial Officer